UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Lifeway Foods, Inc.
(Name of Registrant as Specified in its Charter)

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Lifeway Foods Strengthens Board of Directors with Two
New, Independent Director Nominees

Morton Grove, IL — May 2, 2022— Lifeway Foods, Inc. (Nasdaq: LWAY) (“Lifeway”), the leading U.S. supplier of kefir and fermented probiotic products to support the microbiome, today announced that it has filed preliminary proxy materials with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its upcoming 2022 Annual Meeting of Shareholders (the “Annual Meeting”). In connection with that filing, Lifeways’ board of directors announced its slate of director nominees at the Annual Meeting. That slate includes the addition of two new, independent director nominees: Perfecto Sanchez and JC Dalto. Messrs. Sanchez and Dalto will join the Lifeway board if they are elected by shareholders at the Annual Meeting.

“We are thrilled to nominate Perfecto and JC to join the Lifeway board,” said Julie Smolyansky, Lifeway CEO. “They both bring deep industry, brand management and growth experience. As well-respected members of the consumer-packaged goods sector, their business insights are unrivaled and their contributions will provide significant value to the Lifeway brand. Their vision and energy to support the Lifeway mission to grow profitably, sustainably and consciously will assist us as we continue on our journey to deliver amazing products and long-term shareholder value.”

Lifeway is committed to maintaining a board with the right mix of skills and experience. The planned additions of Messrs. Sanchez and Dalto continue the Lifeway board’s ongoing refreshment efforts, which included the addition of Jody Levy and Dorri McWhorter as directors in 2020.

Messrs. Sanchez and Dalto will join existing directors Jody Levy, Dorri McWhorter, Pol Sikar, Jason Scher and Julie Smolyansky as the Lifeway board’s nominees at the Annual Meeting.

Lifeway continues to execute the Lifeway 2.0 strategy, which has already delivered significant results for shareholders, including eight consecutive quarters of year-over-year net sales increases. That growth is expected to continue with new product innovations such as Lifeway Oat, which has already received acceptance at many major retail partners. Additionally, velocity of Lifeway’s core kefir SKUs accelerated as marketing campaigns have increased consumption of top-selling Lifeway Kefir flavors.

About Director Nominees

Perfecto Sanchez is a nominee for election as a member of Lifeway’s board. He is a West Point graduate and decorated U.S Army Veteran with two combat tours to Iraq. He started his corporate career at Kraft Heinz, where he launched MiO Liquid Water Enhancer, which grossed over $100 million in its first year and is regarded as one of Kraft’s most successful innovations to date. In 2013, Mr. Sanchez joined Danone where he led portfolio strategy and trade finance for over half of the dairy portfolio and then ultimately went on to lead the Danone Waters Customer Marketing Team for North America. In 2014, Mr. Sanchez launched his own marketing consulting firm called Keep The Change, a growth consulting initiative with a purpose. At Keep The Change, Mr. Sanchez serves as the chief executive officer and head of growth. He and his team build social impact initiatives across a myriad of different sectors from working with local governments to billion-dollar startups. Mr. Sanchez currently serves on the board of directors at TechTarget Inc. (Nasdaq: TTGT), a publicly traded company, and as an Advisor at International Crisis Group and Build in Tulsa. He is also an Ambassador of Mission Blue, a global coalition aimed at protecting marine life.

JC Dalto is a nominee for election as a member of Lifeway’s board. He has over 30 years of experience in the agriculture and food and beverage industries. In 2000, Mr. Dalto became the CEO of Danone in Portugal, in 2002 the President and CEO of Danone in Italy, and in 2004 the Chairman, President and CEO of Danone North America - The Dannon Company, Inc.. He has gone on to hold Director, Country/Regional President and CEO positions at numerous international corporations, such as Danone, The Pillsbury Company, Kraft Foods and Stonyfield Farm. From 2012 to 2015, Mr. Dalto served as Chief Executive Officer of JDE Brazil (formerly, D.E. Master Blenders 1753). From 2017 to 2020, Mr. Dalto served as Chief Executive Officer of Savencia Fromage & Dairy Latin America. In 2021, Mr. Dalto became the President of Dole Sunshine Company - Dole Packaged Foods LLC, Americas, where he is working on a movement toward zero fruit loss and zero fossil-based plastic packaging by 2025, and net zero carbon emissions by 2030. Mr. Dalto has extensive experience in de-commoditizing agri-business derived foods and drinks into added-value, functional, nutritional, health and wellness products, and has executed on sustainable and profitable growth business models in his previous roles. Mr. Dalto previously attended the Buenos Aires Institute of Technology and has post-graduate degrees from the University of Michigan, London Business School and Adam Smith Open University. Mr. Dalto is also a certified Professional Coach from Integral Coaching Canada and has organized and led campaigns leading to Global Environmental Change in Latin America.

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About Lifeway Foods, Inc.

Lifeway Foods, Inc., which has been recognized as one of Forbes' Best Small Companies, is America's leading supplier of the probiotic, fermented beverage known as kefir. In addition to its line of drinkable kefir, the company also produces cheese, probiotic oat milk, and a ProBugs line for kids. Lifeway's tart and tangy fermented dairy products are now sold across the United States, Mexico, Ireland, France and the United Kingdom. Learn how Lifeway is good for more than just you at lifewayfoods.com.

Additional Information and Where to Find It

On April 27, 2022, Lifeway filed a preliminary proxy statement in connection with its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). Prior to the Annual Meeting, Lifeway will furnish a definitive proxy statement to its shareholders, together with a WHITE proxy card. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Lifeway’s shareholders is available in Lifeway’s preliminary proxy statement.

Shareholders may obtain, free of charge, Lifeway’s proxy statement (in both preliminary and definitive form), any amendments or supplements thereto and any other relevant documents filed by Lifeway with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov). Copies of Lifeway’s definitive 2022 proxy statement, any amendments or supplements thereto and any other relevant documents filed by Lifeway with the SEC in connection with the Annual Meeting will also be available, free of charge, at Lifeway’s website (http://www.lifewayfoods.com) or by writing to Investor Relations, Lifeway Foods, Inc., 6431 West Oakton St., Morton Grove, IL 60053. In addition, copies of these materials may be requested, free of charge, from Lifeway’s proxy solicitor by writing to Georgeson LLC, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, or calling toll-free to 866-775-2705.

Forward-Looking Statements

This release (and oral statements made regarding the subjects of this release) contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements of Lifeway’s plans and objectives, including the introduction of new products, or estimates or predictions of actions by customers or suppliers, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements and statements about Lifeway or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from Lifeway’s expectations and projections. These risks, uncertainties, and other factors include price competition; the decisions of customers or consumers; the actions of competitors; changes in the pricing of commodities; the effects of government regulation; possible delays in the introduction of new products; and customer acceptance of products and services. A further list and description of these risks, uncertainties, and other factors can be found in Lifeway’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the Company’s subsequent filings with the SEC. Copies of these filings are available online at https://www.sec.gov, http://lifewaykefir.com/investor-relations/, or on request from Lifeway. Information in this release is as of the dates and time periods indicated herein, and Lifeway does not undertake to update any of the information contained in these materials, except as required by law. Accordingly, YOU SHOULD NOT RELY ON THE ACCURACY OF ANY OF THE STATEMENTS OR OTHER INFORMATION CONTAINED IN ANY ARCHIVED PRESS RELEASE.

Media Contact:

Derek Miller
Email: derekm@lifeway.net

For general Lifeway Foods inquiries:
info@lifeway.net
Phone: 847-967-1010

Investor Contact:

Ed Greene

Phone: 212-805-7303

Email: egreene@georgeson.com

Bill Fiske

Phone: 212-440-9128

Email: bfiske@georgeson.com

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